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                                                                    Exhibit 4.25

                               SECOND AMENDMENT TO

                      DEBTOR-IN-POSSESSION CREDIT AGREEMENT

            SECOND AMENDMENT (this "Amendment") dated as of February 8, 2000 to the Debtor-in-Possession Credit Agreement, dated as of January 18, 2000 (as amended by the First Amendment dated as of January 25, 2000 and as the same may be further amended from time to time, the "Credit Agreement"), among American Pad & Paper Company of Delaware, Inc. (the "Borrower"), American Pad & Paper Company, WR Acquisition, Inc., the subsidiary guarantors party thereto, each a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, the lenders from time to time party thereto (the "Lenders"), Bankers Trust Company, as Agent (in such capacity, the "Agent") for the Lenders, First Union National Bank, as Syndication Agent, and Deutsche Bank Securities Inc., as Arranger. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Credit Agreement.

                                R E C I T A L S

            WHEREAS, on January 18, 2000, the Bankruptcy Court approved the First Interim Order authorizing the Borrower to borrow up to $20,000,000 of Loans on an interim basis pursuant to the terms set forth in the First Interim Order and the Credit Agreement;

            WHEREAS, on January 28, 2000, the Bankruptcy Court approved the Revised Interim Order authorizing the Borrower to borrow up to an additional $15,000,000 of Loans on an interim basis pursuant to the terms set forth in the Revised Interim Order and the Credit Agreement as amended by the First Amendment dated as of January 25, 2000;

            WHEREAS, the Official Committee of Unsecured Creditors (the "Creditors' Committee") filed an objection (the "Objection") to the approval of the Final Order;

            WHEREAS, the parties conducted negotiations concerning the Objection following which (i) the Credit Parties withdrew their request for approval of the Term Loans and (ii) the Creditors' Committee withdrew the Objection;

            WHEREAS, the Credit Parties and the undersigned Lenders have agreed to amend the Credit Agreement to, among other things, eliminate any requirement that the Final Order approve Section 1.1(e) of the Credit Agreement and authorize the Term

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Loans;

            WHEREAS, the Credit Parties and the undersigned Lenders acknowledge that the Term Loan Effective Date has not and will not occur and that there will be no Term Loans under the Credit Agreement;

            WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth herein; and

            WHEREAS, the undersigned Lenders are agreeable to the Borrower's request, but only on the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

            SECTION .1. Amendments. Effective as of the date hereof but subject to the satisfaction of the conditions set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:

            (a) Section 1.5 is amended by adding at the end thereof a new clause (f) as follows:

                  "(f) If any Lender assigns any of its rights under this
            Agreement in accordance with Section 12.4(b), the Borrower shall not be obligated to issue replacement Notes unless requested by the applicable Lender."

            (b) Section 1.8(d) is amended by deleting "Termination Date" from each place it appears and substituting therefor "Final Maturity Date."

            (c)   Section 1.14(a) is amended by:

                   (i) inserting "and subject to the provisions thereof" in the third line immediately after "upon entry of the Interim Order (and the Final Order, as applicable)"; and

                  (ii) deleting "Termination Date" from the proviso and
            substituting therefor "Final Maturity Date."

            (d) Section 1.14(c) is amended by deleting "The Liens" at the beginning of such Section and substituting therefor "Pursuant to the Orders, the Liens."


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            (e) Section 1.16 is amended by inserting the following immediately before the period at the end of such Section: "; provided, however, that this
Section 1.16(ii) shall not apply to any portion of the Obligations that is treated as a prepetition unsecured claim as a result of a successful challenge by any Person (other than a Credit Party) to the priority of the Liens securing the Prepetition Obligations in accordance with paragraph 16 of the Interim Order."

            (f) Section 2.1(a)(x) is amended by inserting "or to assure performance of contracts and similar obligations" immediately before "as the case may be."

            (g)   Section 2 is amended by adding at the end thereof a new
Section 2.6 as follows:

                  "2.6 Existing Letters of Credit. If a drawing is made under any Existing Letter of Credit and the beneficiary thereunder returns any amount of such drawing to the Borrower, the Borrower shall promptly pay such amount to the Prepetition Agent in reduction of the Borrower's reimbursement obligation with respect to such Existing Letter of Credit."

            (h) Section 3.3(g) is amended by deleting "Termination Date" and substituting therefor "Final Maturity Date."

            (i)   Section 4.2(d) is amended by:

                   (i) inserting "pursuant to the Orders" immediately after
            "shall be applied" in each place it appears; and

                  (ii) inserting the following immediately before the period at the end of the second sentence of such Section: "; provided, that the Total Revolving Loan Commitment shall not be reduced pursuant to this clause (d) below the lesser of (i) an amount reasonably necessary to preserve the value of the Credit Parties' assets remaining after such Asset Sale, as reflected in a revised Budget approved by the Agent, the Required Lenders and the Required Revolving Lenders, which revised Budget shall be consistent with the plans furnished by the Borrower pursuant to Sections 7.19, 7.20 and
            7.21 and (ii) the Borrowing Base as adjusted by the Agent in accordance with Section 1.1(d) after such Asset Sale."

            (j) Section 5.1(i) is amended by deleting "(following the Borrower's retention of the Crisis Manager) or an Authorized Officer (prior to the Borrower's retention of the Crisis Manager)" and substituting therefor (when the Crisis Manager is in place) or an Authorized Officer (when the Crisis Manager is not in place)."


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            (k)   Section 5.1(s) is amended and restated as follows:

                  "(s) Consultants. The Credit Parties shall have engaged Lazard
            Freres & Co. LLC pursuant to an engagement letter which shall be subject to Bankruptcy Court approval and subject to the right of the Agent and any Lender to object thereto."

            (l) Section 5.1(w) is amended by adding "in accordance with the terms of this Agreement" immediately after "during the pendency of the Cases."

            (m) Section 5.2(d) is amended and restated as follows:

                  "(d) Borrowing Certificate. The Agent shall have received a certificate, in form and substance satisfactory to the Agent and executed by the Crisis Manager (when the Crisis Manager is in place) or an Authorized Officer (when the Crisis Manager is not in place) of the Borrower, certifying that (i) the requested Loan or Letter of Credit and the intended use of proceeds thereof are consistent with the terms of this Agreement and will be used solely for expenditures, and in the approximate amounts, set forth in the then applicable Budget, (ii) the proceeds thereof are necessary, after utilization and application of the Borrower's and the Guarantors' available Cash Collateral, in order for the Borrower and the Guarantors to satisfy their obligations with respect to the items set forth in the then applicable Budget, (iii) all of the representations and warranties contained in Section 6 are true and correct in all material respects (except for those that expressly relate to a specific date, in which case they shall be true and correct in all material respects as of such date), (iv) the Borrower and the Guarantors have observed and performed all applicable covenants and agreements contained herein, in the other Credit Documents and the Interim Order or the Final Order (as applicable) and satisfied in all material respects each condition to the making of such Loan or the issuance of such Letter of Credit contained herein, in the other Credit Documents or in the Interim Order or the Final Order (as applicable) to be observed, performed or satisfied by the Credit Parties, (v) the making of any requested Revolving Loan or the issuance of any requested Letter of Credit would not cause the


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            aggregate principal amount of all Revolving Loans, when added to all
            Other Revolving Exposure, to exceed the lesser of (y) the Total Revolving Loan Commitment and (z) the Borrowing Base then in effect,
            (vi) such officer or the Crisis Manager, as the case may be, has no knowledge of the existence of any Default or Event of Default, (vii) the information provided in the then applicable Budget continues to be true and correct in all material respects, (viii) the requested Loan or Letter of Credit will not result in the Credit Parties exceeding any amounts in the then applicable Budget by more than 10%, (ix) the Credit Parties are keeping separate records of post-Petition Date Accounts and payments thereon, (x) the Credit Parties are not applying payments on post-Petition Date Accounts to pre-Petition Date Accounts, (xi) the Credit Parties are not allowing offsets against post-Petition Date Accounts on account of pre-Petition Date rebates, allowances or offsets (excluding certain pre-Petition Date and post-Petition Date rebates and volume discounts which are payable to customers after the Petition Date and which are described in such certificate) and (xii) the Credit
            Parties are not remitting any payments on post-Petition Date
            Accounts in payment of the Accounts Receivable Facility."

            (n) Section 6.3 is amended by inserting "and subject to the provisions thereof" in the third line immediately after "the Interim Order or the Final Order (when applicable)."

            (o) Section 6.16 is amended by deleting "and the Borrower has no Foreign Subsidiaries other than Foreign Sales."

            (p) Section 6.24 is amended by deleting "The subordination provisions" and substituting therefor "Subject to the reservation of rights provisions in the Orders in favor of any Person (other than a Credit Party), the subordination provisions."

            (q) Section 7.1(a) is amended by:


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                   (i) deleting "of cash flows" in the fifth line and
            substituting therefor "and cash flows";

                  (ii) deleting "December 30, 1999" in the tenth line and
            substituting therefor "January 17, 2000"; and

                  (iii) deleting "certified by the Crisis Manager (following the
            Borrower's retention of the Crisis Manager) or an Authorized Officer (prior to the Borrower's retention of the Crisis Manager)" and substituting therefor "reviewed by the Crisis Manager as evidenced by the Crisis Manager's signature thereon (when the Crisis Manager is in place) or certified by an Authorized Officer of Holdings (when the Crisis Manager is not in place)."

            (r) Section 7.1(b)(i) is amended by deleting "certified by the Crisis Manager (following the Borrower's retention of the Crisis Manager) or an Authorized Officer of Holdings (prior to the Borrower's retention of the Crisis Manager)" and substituting therefor "reviewed by the Crisis Manager as evidenced by the Crisis Manager's signature thereon (when the Crisis Manager is in place) or certified by an Authorized Officer of Holdings (when the Crisis Manager is not in place)."

            (s) Section 7.1(b)(ii) is amended by deleting "certified by the Crisis Manager (following the Borrower's retention of the Crisis Manager) or an Authorized Officer of Holdings (prior to the Borrower's retention of the Crisis Manager)" and substituting therefor "reviewed by the Crisis Manager as evidenced by the Crisis Manager's signature thereon (when the Crisis Manager is in place) or certified by an Authorized Officer of Holdings (when the Crisis Manager is not in place)."

            (t) Section 7.1(d)(i) is amended by deleting "15" and substituting therefor "20."

            (u) Section 7.1(d)(ii) is amended by:


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                   (i) deleting "15 days after the end of each month" and
            substituting therefor "30 days after the end of each month other than for January 2000"; and

                  (ii) adding the following immediately before the semicolon at the end of such Section: "(it being understood that Holdings shall be permitted to furnish one comparison that satisfies the requirements of Section 7.1(a) and this Section 7.1(d)(ii) for each such month)."

            (v)   Section 7.1(d)(iv) is amended and restated as follows:

                  "Weekly, before 5:00 p.m. (New York time) on the second
            Business Day of each week, and at any other time requested by the Agent during the continuance of a Default or Event of Default, a borrowing base certificate, substantially in the form of Exhibit N (the "Borrowing Base Certificate"), which shall: (A) detail the Credit Parties' Eligible Accounts Receivable and the Credit Parties' Eligible Inventory as of each Saturday of the immediately preceding week (or as of such other date as the Agent may request); (B) prepared under the direction of the Crisis Manager (when the Crisis Manager is in place) or an Authorized Officer of the Borrower (when the Crisis Manager is not in place) and reviewed by the Crisis Manager as evidenced by his signature thereon or certified by such officer subject only to adjustment upon completion of the normal year-end audit of physical inventory; and (C) attach thereto such additional schedules and other information as the Agent may reasonably request (including, without limitation, a monthly aging of Accounts);"

            (w) Sections 7.1(d)(v) and (vi) are amended and restated as follows:

                  "(v) On or before 5:00 p.m. (New York time) on Tuesday of each week, an oral report or, if reasonably requested by the Agent (but in no event more than once per month), a written report describing the then current status of the Credit Parties' relationship with their vendors, which (in the case of the twenty largest vendors of the Credit Parties) shall be on a vendor-by-vendor basis; and

                  (vi)  [Intentionally Omitted]."


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            (x) Section 7.1(e) is amended by deleting "(following the Borrower's retention of the Crisis Manager) or an Authorized Officer of Holdings (prior to the Borrower's retention of the Crisis Manager)" and substituting therefor
"(when the Crisis Manager is in place) or an Authorized Officer (when the Crisis Manager is not in place)."

            (y) Section 7.1(i) is amended and restated as follows:

                  "(i) On or before 5:00 p.m. (New York time) on Tuesday of each week, a report from the Consultants summarizing the status of the Borrower's efforts to consummate the Sale Proposal. In addition, if requested by the Agent, the Borrower shall conduct bi-weekly conference calls with the Lenders to report on the status of the Sale Proposal."

            (z) Section 7.1(j) is amended by adding "Holdings shall make available" immediately before "copies of any filings and registrations."

            (aa)  Section 7.1(m) is amended and restated as follows:

                  "(m) Accounts Collection Report. Within three Business Days of the receipt of any remittance in an amount in excess of $100,000 received by any Credit Party during the preceding week, such Credit Party shall deliver to the Agent a report describing whether such remittance is in respect of the payment of Accounts arising before the Petition Date or arising on or after the Petition Date."

            (bb) Section 7.8 is amended by deleting "(following the Borrower's retention of the Crisis Manager) or an Authorized Officer of Holdings (prior to the Borrower's retention of the Crisis Manager)" and substituting therefor "(when the Crisis Manager is in place) or an Authorized Officer of Holdings (when the Crisis Manager is not in place)."

            (cc)  Section 7.13 is amended and restated as follows:

                  "7.13 Reorganization Plan. Prior to filing any proposed
            Reorganization Plan, Holdings will, and will cause each of its Subsidiaries to, discuss in good faith any proposed Reorganization Plan with the Agent and the Required Lenders and use reasonable efforts to obtain the support of the Agent and the Required Lenders to any Reorganization Plan."

            (dd) Section 7.14 is amended by inserting "Subject to the provisions of the Bankruptcy Code," immediately before


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Holdings will contribute."

            (ee) Section 7.19 is amended by deleting "After the Borrower's retention of the Crisis Manager" and substituting therefor "While the Crisis Manager is in place."

            (ff) Section 7.20 is amended by deleting "After the Borrower's retention of the Crisis Manager" and substituting therefor "While the Crisis Manager is in place."

            (gg)  Section 7.21 is amended by:

                   (i) deleting "Cards" from each place is appears and
            substituting therefor "Card"; and

                  (ii) deleting "After the Borrower's retention of the Crisis
            Manager" and substituting therefor "While the Crisis Manager is in place."

            (hh) Section 7.22 is amended by adding the following sentence at the end thereof: "The Crisis Manager may be removed at the reasonable discretion of the Borrower after the Borrower notifies the Agent of the Borrower's reason for such removal; provided, that within 10 days after such removal, the Borrower shall retain a replacement Crisis Manager acceptable to the Agent and the Required Revolving Lenders pursuant to an engagement letter satisfactory to the Agent and the Required Revolving Lenders."

            (ii) Section 7.23 is amended by deleting "such reports and give" and substituting therefor "such reports with the Agent and Arthur Andersen and to give."

            (jj) Section 8.2 is amended by deleting "Holdings will not, will not permit any of its Subsidiaries to, and will not apply to the Bankruptcy Court for authority to "and substituting therefor "Except as authorized by the Bankruptcy Court after notice and a hearing and after providing a proposal to the Agent and discussing such proposal with the Agent, Holdings will not, and will not permit any of its Subsidiaries to."

            (kk) Clause (d) of Section 8.2 is amended and restated as follows:

                  "(d) each Credit Party may sell (i) assets if the sales price for such sale or group of related sales does not exceed $1,000,000 and such sale or sales are for fair value and at arm's length and
            (ii) other assets (including assets pursuant to the Sales Proposal) with the prior written consent of the Required Lenders, in any case so long as the Net Cash


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            Proceeds therefrom are applied in accordance with Sections 3.3(d)
            and 4.2(d);".

            (ll) Clause (f) of Section 8.2 is amended and restated as follows:

                  "(f) the Borrower and its Subsidiaries may, in the ordinary course of business, sell by-products (such as paper scraps) in an aggregate amount not to exceed $100,000;"

            (mm)  Section 8.3 is amended by:

                  (i) deleting the period at the end of clause (k) and
            substituting therefor "; and"; and

                  (ii) adding at the end thereof a new clause (l) as follows:

                  "(l) Liens upon assets of any Credit Party subject to
            Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted under Section 8.4(j); provided, that (x) such Liens only secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of any Credit Party."

            (nn)  Section 8.4 is amended by:

                  (i) deleting "and" at the end of clause (h);

                  (ii) deleting the period at the end of clause (i) and
            substituting therefor "; and"; and

                  (iii) adding at the end thereof a new clause (j) as follows:

                  "(j) Indebtedness of the Credit Parties evidenced by
            Capitalized Lease Obligations to the extent permitted under Section 8.9, provided that the aggregate principal amount of Capitalized Lease Obligations permitted by this clause (j) shall not exceed the amount permitted in the then applicable Budget."

            (oo)  Section 8.6 is amended by:


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                   (i) deleting "one or more accounts maintained with the Agent or a Lender" from clause (a) and substituting therefor "accordance with Sections 8.17 and 8.25";

                  (ii) deleting clause (f) and substituting therefor the
            following: "(f) deposits made in the ordinary course of business shall be permitted, excluding deposits of advanced payments in favor of vendors in excess of $250,000 in the aggregate;"

                  (iii) deleting the period at the end of clause (l) and
            substituting therefor ";and"; and

                  (iv) adding at the end thereof a new clause (m) as follows:

                  "(m) The Borrower and its Subsidiaries may make travel
            advances to employees in the ordinary course of business and consistent with past practice; provided that the aggregate outstanding amount of advances permitted by this clause (m) shall not exceed $50,000 at any time."

            (pp) Section 8.15 is amended by adding the following immediately before the period at the end thereof: ", except that, with the prior written consent of the Agent and the Required Revolving Lenders, the Credit Parties may create a Subsidiary to facilitate the Sale Proposal or any other sale of an operating division permitted under this Agreement; provided, that if such Subsidiary is not sold within a reasonable period of time pursuant to the Sale Proposal or such other sale, such Subsidiary shall, promptly upon the request of the Agent, comply with Section 7.11."

            (qq) Section 8.21 is amended by inserting "or any other order of the Bankruptcy Court" immediately after "permitted by the Orders."

            (rr)  Section 8.22 is amended by:

                  (i) inserting "outside the ordinary course of business"
            immediately after "any agreement to pay"; and

                  (ii) deleting "in accordance with any agreements or plans
            approved by the Agent and the Required Lenders."

            (ss) Section 8.24(a) is amended by inserting "or


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ordered by the Bankruptcy Court" immediately after "the Required Lenders."

            (tt) Section 9.5(f) is amended by adding ", unless such relief is granted with respect to litigation of a claim which is covered by insurance" immediately before the semicolon at the end of such Section.

            (uu) Section 9.5(h) is amended and restated as follows:

                  "(h) [Intentionally Omitted];"

            (vv) Section 9.5(j) is amended by deleting the period at the end of such Section and substituting therefor the following: "; provided, however, that in no event shall an Event of Default occur solely as a result of a successful challenge by any Person (other than a Credit Party) to the priority of the Liens securing the Prepetition Obligations in accordance with paragraph 16 of the Interim Order; or"

            (ww) Section 9.9 is amended by adding the following immediately before the semicolon at the end of such Section: "; provided, however, that in no event shall an Event of Default occur solely as a result of the assertion of claims against Holding or any of its Subsidiaries pursuant to any provision of the Bankruptcy Code."

            (xx) The definition of "Authorized Officer" in Section 10 is amended by adding "or the Crisis Manager (when the Crisis Manager is in place)" immediately before the period at the end of such definition.

            (yy) The definition of "Budget" in Section 10 is amended by deleting "(following the Borrower's retention of the Crisis Manager) or an Authorized Officer (prior to the Borrower's retention of the Crisis Manager)" and substituting therefor "(when the Crisis Manager is in place) or an Authorized Officer (when the Crisis Manager is not in place)."

            (zz) Clause (i) in the definition of "Consolidated EBIT" in Section 10 is amended and restated as follows: "(i) without giving effect to any extraordinary gains or losses from sales or disposals of assets sold outside the ordinary course of business or to gains or losses from the sale of assets (other than inventory) sold in the ordinary course of business".

            (aaa) The definition of "Consolidated EBITDA" in Section 10 is amended by deleting "Consolidated EBITDA" from the last place it appears and substituting therefor "Consolidated EBIT."


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            (bbb) Clause (e) of the definition of "Eligible Accounts
Receivable" in Section 10 is amended by:

                  (i) deleting "(iii)" and substituting therefor "(ii); and

                  (ii) deleting the proviso and substituting therefor the
            following: "provided, that Accounts owing by each of Nationwide, Unisource and xpedx (each, a "Specified Account Debtor") shall not be deemed ineligible under clause (ii) unless (A) a Specified Account Debtor has a legally enforceable right of setoff against a Borrowing Base Party in which case the Account owing by such Specified Account Debtor shall be deemed to be ineligible, to the extent of the amount of such setoff, or (B) a Specified Account Debtor exercises any setoff or similar rights against a Borrowing Base Party in which case all Accounts owing by such Specified Account Debtor shall be deemed to be ineligible, to the extent of the amounts owed by the Borrowing Base Parties to such Specified Account Debtor or its affiliates; or"

            (ccc) Clause (h) of the definition of "Eligible Accounts Receivable" in Section 10 is amended by deleting "sale-and-return,".

            (ddd) The definition of "Final Order" in Section 10 is amended by deleting "(including, without limitation, Section 1.1(e))".

            (eee) The definition of "Inventory" in Section 10 is amended by deleting the comma immediately after "the Borrowing Base Parties'."

            (fff) The definition of "Letter of Credit" in Section 10 is amended by adding the following at the end thereof: "An Existing Letter of Credit or a renewal of an Existing Letter of Credit shall not be considered a Letter of Credit as defined in Section 2.1(a)."

            (ggg) The definition of "Maximum Swingline Amount" in Section 10 is amended by deleting "January 29, 2000" and substituting therefor "the date on which the Final Order is entered."

            (hhh) The definition of "Required Lenders" in Section 10 is amended by deleting "Prepetition Indebtedness" and substituting therefor "Prepetition Obligations."

            (iii) Section 10 is amended by deleting the


                                      -13-
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definition of "Termination Date" from the first place it appears.

            (jjj) The definition of "Termination Date" in Section 10 is amended and restated as follows:

                  "'Termination Date' shall mean the date of the termination of the Total Revolving Loan Commitment upon the occurrence of an Event of Default or otherwise in accordance with the terms hereof."

            (kkk) Section 12.1 is amended by:

                  (i) deleting "and" immediately before "(v)"; and

                  (ii) adding the following immediately before the period at the end of such Section: "; and (vi) to pay to the Prepetition Agent, for the benefit of itself, the Existing Lenders and the issuer of the Existing Letters of Credit, all accrued and unpaid fees, costs and charges from time to time owing to the Prepetition Agent, such issuer and the Existing Lenders under the Existing Credit Agreement. The Borrower shall not be obligated to pay or reimburse any Person for any out-of-pocket costs and expenses pursuant to this Section
            12.1 unless the Borrower receives an invoice in reasonable detail for such costs and expenses."

            (lll) Section 12.4(b) is amended by:

                   (i) inserting "unless requested by the Lender pursuant to Section 1.5(f)," immediately after "replacement Notes" in clause (ii) of the first proviso to such Section; and

                  (ii) inserting "either such assigning Lender shall have no
            Commitments and outstanding Loans or" immediately before "the sum of the Commitments" in the third proviso to such Section.

            (mmm) The second proviso in Section 12.12 is amended by:

                  (i) inserting "or" immediately before "(iv)"; and

                  (ii) deleting "or (v) amend, modify or waive any provision that expressly provides for the consent of all Revolving Lenders,".


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            (nnn) Section 12.19(a)(i) is amended by:

                  (i) inserting ", subject to the provisions of the Bankruptcy
            Code and pursuant to the Orders," immediately before "be applied as follows";

                  (ii) inserting the following immediately after clause first:
            "second, to the Credit Parties to fund amounts owing under the Carve-Out,";

                  (iii) renumbering (A) clause second as clause third, (B)
            clause third as clause fourth, (C) clause fourth as clause fifth,
            (D) clause fifth as clause sixth, (E) clause sixth as clause seventh, (F) clause seventh as clause eighth and (G) clause eighth as clause ninth; and

                  (iv) deleting "this clause eighth" and substituting therefor
            "this clause ninth."

            SECTION .2. Conditions to Effectiveness. This Amendment shall become effective when, and only when (a) the Agent shall have received counterparts of this Amendment, duly executed by each Credit Party and the Required Lenders and
(b) the Final Order shall have been entered.

            SECTION .3. No Addition of Term Lenders to Credit Agreement, etc. Notwithstanding anything to the contrary contained in this Amendment, the Credit Agreement or the other Credit Documents, the parties hereto agree that (a) the Term Loan Effective Date shall be deemed to have not occurred, (b) no Lender shall be a Term Lender, (c) no Lender shall have a Term Loan Commitment, (d) no Term Loans shall be made or deemed to be made, (e) the Total Term Loan Commitment shall be zero at all times and (f) any reference in the Credit Agreement to the phrase "prior to the Term Loan Effective Date" shall be deemed to mean during the term of the Credit Agreement.

            SECTION .4. Representations and Warranties. Each Credit Party represents and warrants as follows:

            (a) Subject to the approval by the Bankruptcy Court of the Final Order, the execution, delivery and performance by such Credit Party of this Amendment and the consummation of the transactions contemplated hereby are within such Credit Party's corporate powers, have been duly authorized by all necessary corporate action on the part of such Credit Party, and do not (i) violate such Credit Party's Certificate of Incorporation or By-Laws, (ii) contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality or (iii) conflict or result in any inconsistency with, or result in the breach of, or constitute a default under, any provision of any loan agreement, indenture, mortgage, deed of trust or any other material agreement to which such Credit Party is a party or by which it or any of its assets are bound or to which it may be subject.

            (b) Except for the approval by the Bankruptcy Court of the Final Order, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance by such Credit Party of this Amendment or (ii) the legality, validity, binding effect or enforceability of this Amendment.

            (c) This Amendment has been duly executed and delivered by such Credit Party and constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms.

            (d) No Default or an Event of Default has occurred and is continuing.

            (e) All representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects with the same effect as though made on the date hereof (except for any representation or warranty which by its terms is made as of a specified date, in which case such representation or warranty was true and correct as of such specified date).

            SECTION  .5.  Reference to and Effect on the Credit Documents.

            (a) Upon the effectiveness hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the Credit Agreement, "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby.

            (b) Except as specifically provided herein, each Credit Document is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

            (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment to or a waiver of any right, power or remedy of the Agent or any Lender under any of the Credit Documents, nor constitute an amendment to or a waiver of any provision of any of the Credit Documents.

            (d) This Amendment shall constitute a Credit Document.

            SECTION .6. Costs and Expenses. The Borrower shall pay promptly all reasonable out-of-pocket costs and expenses of the Agent and each Lender in connection with the preparation, execution and delivery of this Amendment and any other instrument or document delivered in connection herewith (including, without limitation, the reasonable fees and expenses of counsel for the Agent and each Lender).

            SECTION .7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York and, to the extent applicable, the Bankruptcy Code.

            SECTION .8. Execution in Counterparts; etc. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be as effective as delivery of a manually executed counterpart of this Amendment.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

                                    AMERICAN PAD & PAPER COMPANY, as Debtor
                                    and Debtor-in-Possession

                                    By:
                                       --------------------------------------
                                       Name:  James W. Swent III
                                       Title:  Chief Executive Officer

                                    WR ACQUISITION, INC., as Debtor and
                                    Debtor-in-Possession

                                    By:
                                       --------------------------------------
                                       Name:  James W. Swent III
                                       Title:  Chief Executive Officer

                                    AMERICAN PAD & PAPER COMPANY OF DELAWARE,
                                    INC., as Debtor and Debtor-in-Possession


                                    By:
                                       --------------------------------------
                                       Name:  James W. Swent III
                                       Title:  Chief Executive Officer

                                    AP&P MANUFACTURING, INC., as Debtor and
                                    Debtor-in-Possession

                                    By:
                                       --------------------------------------
                                       Name:  James W. Swent III
                                       Title:  Chief Executive Officer

                      (Signature Page to Second Amendment)

                                    AMERICAN PAD & PAPER SALES COMPANY, INC., as Debtor and Debtor-in-Possession

                                    By:
                                       --------------------------------------
                                       Name:  James W. Swent III
                                       Title:  Chief Executive Officer

                                    AMERICAN PAD AND PAPER FOREIGN SALES
                                    CORPORATION, as Debtor and
                                    Debtor-in-Possession

                                    By:
                                       --------------------------------------
                                       Name:  James W. Swent III
                                       Title:  Chief Executive Officer

                                    AP&P FINANCING COMPANY, INC., as Debtor
                                    and Debtor-in-Possession

                                    By:
                                       --------------------------------------
                                       Name:  James W. Swent III
                                       Title:  Chief Executive Officer


                     [Signature Page to Second Amendment]

                                    BANKERS TRUST COMPANY, as Agent, a
                                    Revolving Lender and a Term Lender

                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                     [Signature Page to Second Amendment]

                                    BANK OF AMERICA, N.A., as a Revolving
                                     Lender

                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:

   [Signature Page to Second Amendment]

                                    BANK OF SCOTLAND, as a Revolving
                                    Lender and a Term Lender


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                      [Signature Page to Second Amendment]

                                    BANK ONE TEXAS, N.A., as a Revolving Lender and a Term Lender


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:

                      [Signature Page to Second Amendment]

                                    CARL MARKS MANAGEMENT COMPANY, L.P., as a
                                    Revolving Lender and a Term Lender


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                      [Signature Page to Second Amendment]

                                    CIBC INC., as a Revolving Lender
                                    and a Term Lender


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:



                      [Signature Page to Second Amendment]

                                    CITIBANK, N.A., as a Revolving Lender
                                    and a Term Lender


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                      [Signature Page to Second Amendment]

                                    ERSTE BANK DER OESTERREICHISCHEN SPARKASSEN
                                    AG, as a Revolving Lender and a Term Lender


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:



                      [Signature Page to Second Amendment]

                                    FIRST UNION NATIONAL BANK, as Syndication
                                    Agent, a Revolving Lender and a Term Lender


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                      [Signature Page to Second Amendment]

                                    GUARANTY BUSINESS CREDIT CORPORATION,
                                    dba Fidelity Funding, as a Revolving Lender


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:

                                    HCM OFFSHORE TRUST, as a Revolving Lender and a Term Lender


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:



                      [Signature Page to Second Amendment]

                                    LEHMAN COMMERCIAL PAPER INC., as a Revolving
                                    Lender and a Term Lender


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                      [Signature Page to Second Amendment]

                                    PAM CAPITAL FUNDING, L.P., as a Revolving
                                    Lender and a Term Lender

                                    By: Highland Capital Management,
                                    L.P., as Collateral Manager


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                      [Signature Page to Second Amendment]

                                    TRI-LINKS INVESTMENT TRUST, as a
                                    Revolving Lender and a Term Lender

                                    By: Wilmington Trust Company,
                                        solely in its capacity as Owner
                                          Trustee


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                      [Signature Page to Second Amendment]